                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                               PETOPIA.COM, INC.

                            ICOD ACQUISITION CORP.

                                      and

                               C/R CATALOG CORP.

                         dated as of December 29, 1999

                               Table of Contents

                                                                                       Page
                                                                                       ----
ARTICLE I. THE MERGER...................................................................  1
       1.1.   The Merger................................................................  1
       1.2.   Closing...................................................................  1
       1.3.   Effective Time............................................................  2
       1.4.   Conversion of Shares......................................................  2
       1.5.   Warrants..................................................................  4
       1.6.   Exchange of Certificates Representing Company Capital Stock...............  4
       1.7.   Adjustment of Exchange Ratio..............................................  5
       1.8.   Dissenting Shares.........................................................  6
       1.9.   Taking of Necessary Action; Further Action................................  6

ARTICLE II. CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION.......................  6
       2.1.   Certificate of Incorporation of the Surviving Corporation.................  6
       2.2.   By-Laws of the Surviving Corporation......................................  6
       2.3.   Directors of the Surviving Corporation....................................  6
       2.4.   Officers of the Surviving Corporation.....................................  7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PETOPIA AND PETOPIA SUB..................  7
       3.1.   Existence, Good Standing, Corporate Authority.............................  7
       3.2.   Authorization of Agreement and Other Documents............................  7
       3.3.   No Violation..............................................................  8
       3.4.   No Brokers................................................................  9
       3.5.   Petopia Series E Preferred Stock..........................................  9
       3.6.   Capitalization............................................................  9
       3.7.   Litigation................................................................ 10
       3.8.   Compliance With Laws--General............................................. 11
       3.9.   Financial Information..................................................... 11
       3.10.  Affiliated Transactions................................................... 12
       3.11.  Material Adverse Change................................................... 12
       3.12.  No Undisclosed Liabilities................................................ 12
       3.13.  Tax Reorganization........................................................ 12
       3.14.  Intellectual Property..................................................... 12
       3.15.  Constituent Documents..................................................... 14
       3.16.  Disclosure................................................................ 14
       3.17.  Insurance................................................................. 15
       3.18.  Employee Benefit Plans.................................................... 15
       3.19.  Employee Matters.......................................................... 15
       3.20.  Taxes..................................................................... 15
       3.21.  Contracts................................................................. 15
       3.22.  Title to Properties....................................................... 16
       3.23.  Subsidiaries.............................................................. 16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................... 17
       4.1.   Organization, Standing and Qualification.................................. 17
       4.2.   Capitalization............................................................ 17
       4.3.   Subsidiaries.............................................................. 18
       4.4.   Ownership Interests....................................................... 18
       4.5.   Constituent Documents..................................................... 18
       4.6.   Authorization of Agreement and Other Documents............................ 18
       4.7.   No Violation.............................................................. 19
       4.8.   Compliance with Laws--General............................................. 19
       4.9.   Financial Information..................................................... 20
       4.10.  Books and Records......................................................... 20
       4.11.  Accounts Receivables...................................................... 20
       4.12.  Intentionally Omitted..................................................... 20
       4.13.  Bank Accounts............................................................. 20
       4.14.  Intellectual Property..................................................... 21
       4.15.  Title to Properties....................................................... 22
       4.16.  Real Estate; Leased Premises.............................................. 23
       4.17.  Contracts................................................................. 23
       4.18.  Insurance................................................................. 24
       4.19.  Litigation................................................................ 25
       4.20.  Warranties................................................................ 25
       4.21.  Products Liability........................................................ 25
       4.22.  Arbitration............................................................... 25
       4.23.  Taxes..................................................................... 26
       4.24.  ERISA..................................................................... 27
       4.25.  Labor Matters............................................................. 29
       4.26.  Environmental Matters..................................................... 30
       4.27.  Interim Conduct of Business............................................... 30
       4.28.  Affiliated Transactions................................................... 31
       4.29.  Significant Suppliers and Employees....................................... 32
       4.30.  Material Adverse Change................................................... 32
       4.31.  Bribes.................................................................... 32
       4.32.  Absence of Indemnifiable Claims, etc...................................... 32
       4.33.  No Undisclosed Liabilities................................................ 32
       4.34.  No Brokers................................................................ 32
       4.35.  Tax Reorganization........................................................ 33
       4.36.  Takeover Statutes......................................................... 33

ARTICLE V. COVENANTS.................................................................... 33
       5.1.   Alternative Proposals..................................................... 33
       5.2.   Interim Operations........................................................ 34
       5.3.   Stockholder Approvals..................................................... 35
       5.4.   Filings; Other Action..................................................... 36
       5.5.   Inspection of Records..................................................... 36
       5.6.   Publicity................................................................. 37

       5.7.   Further Action............................................................ 37
       5.8.   Expenses.................................................................. 37
       5.9.   Tax Treatment of Merger................................................... 37
       5.10.  Payment of Company Line of Credit......................................... 37
       5.11.  Company Indemnification Obligations....................................... 38
       5.12.  Option Grants............................................................. 38

ARTICLE VI. CONDITIONS.................................................................. 38
       6.1.   Conditions to Each Party's Obligation to Effect the Merger................ 38
       6.2.   Conditions to Obligation of the Company to Effect the Merger.............. 39
       6.3.   Conditions to Obligation of Petopia and Petopia Sub to Effect the Merger.. 40

ARTICLE VII. INDEMNIFICATION............................................................ 42
       7.1.   General................................................................... 42
       7.2.   Certain Definitions....................................................... 43
       7.3.   The Holders Indemnification Obligations................................... 43
       7.4.   Petopia's Indemnification Obligations..................................... 43
       7.5.   Limitation on Indemnification Obligations................................. 44
       7.6.   Cooperation............................................................... 44
       7.7.   Subrogation............................................................... 45
       7.8.   Indemnification Claims Procedures......................................... 45
       7.9.   Majority of Stockholders.................................................. 46

ARTICLE VIII. TERMINATION............................................................... 47
       8.1.   Termination by Mutual Consent............................................. 47
       8.2.   Termination by Either Petopia or the Company.............................. 47
       8.3.   Termination by the Company................................................ 47
       8.4.   Termination by Petopia.................................................... 47
       8.5.   Effect of Termination and Abandonment..................................... 47
       8.6.   Extension; Waiver......................................................... 48

ARTICLE IX. GENERAL PROVISIONS.......................................................... 48
       9.1.   Notices................................................................... 48
       9.2.   Assignment, Binding Effect................................................ 48
       9.3.   Entire Agreement.......................................................... 49
       9.4.   Amendment................................................................. 49
       9.5.   Governing Law............................................................. 49
       9.6.   Counterparts.............................................................. 49
       9.7.   Headings.................................................................. 49
       9.8.   Interpretation............................................................ 49
       9.9.   Waivers................................................................... 49
       9.10.  Incorporation............................................................. 50
       9.11.  Severability.............................................................. 50
       9.12.  Enforcement of Agreement.................................................. 50

SCHEDULES
Disclosure Statement
Petopia Disclosure Statement

EXHIBITS
--------
A   -  Schedule of Holders
B   -  Promissory Note
C   -  Form of Escrow Agreement
D   -  Form of Representation Statement
E   -  Schedule of Officers of Surviving Corporation
F   -  Form of Rights Agreement
G   -  Form of Co-Sale Agreement
H   -  Form of Voting Agreement
I   -  Form of Fifth Restated Certificate
J   -  Option Grants
K-1 -  Form of Employment Agreement with Howard Koenig
K-2 -  Form of Employment Agreement with Scott Vertrees
L   -  Schedule of Required Consents
M   -  Company Counsel Opinions
N   -  Form of Non-Competition and Non-Solicitation Agreement

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of December 29, 1999 (the "Agreement") by and among Petopia.com, Inc., a Delaware corporation ("Petopia"),
 ---------                                                            -------
ICOD Acquisition Corp., a Delaware corporation and the wholly-owned subsidiary of Petopia ("Petopia Sub"), and C/R Catalog Corp. (d/b/a In the Company of
             -----------
Dogs), a Delaware corporation (the "Company").  The stockholders of the Company
                                    -------
(the "Stockholders") and their fully diluted ownership interest in the Company
      ------------
are listed on Exhibit A attached hereto and the holders of outstanding warrants
              ---------
and their fully diluted ownership interest in the Company are listed on Exhibit
                                                                        -------
A attached hereto (the "Warrantholders").  The Stockholders and the
-                       --------------
Warrantholders are collectively referred to herein as the "Holders".
                                                           -------

     WHEREAS, the Board of Directors of each of Petopia and the Company have determined that a business combination between Petopia and the Company merging their respective businesses is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

     WHEREAS, it is the intention of the parties to this Agreement that (a) for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the shares of Series E Preferred
                          ----
Stock, par value $0.0001 per share, of Petopia (the "Petopia Series E Preferred
                                                     --------------------------
Stock") to be issued pursuant to the Merger shall be exempt from registration
-----
under the Securities Act of 1933, as amended (the "Securities Act"); and
                                                   --------------

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be forever bound by the terms set forth herein, do hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

          1.1. The Merger. Upon the terms and subject to the conditions of this
               ----------
Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), the Company shall be merged with and into Petopia Sub in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"),
                                                                    ------
whereupon the separate corporate existence of the Company shall cease, and Petopia Sub shall be the surviving corporation of the Merger (Petopia Sub, as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation").
     ---------------------

          1.2. Closing.  Subject to the terms and conditions of this Agreement,
               -------
the closing of the Merger (the "Closing") shall take place (a) at the offices
                                -------
of Perkins Coie LLP, 135 Commonwealth Drive, Menlo Park, CA 94025 at 10:00 a.m. two business days after all the conditions set forth in Article VI of this Agreement (other than those that are waived (in accordance with the provisions of Section 8.6 hereof) by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date as the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing
                                                                      -------
Date." The Closing is expected to occur on or about January 11, 2000.
----

          1.3. Effective Time.  If all the conditions to the Merger set forth
               --------------
in Article VI of this Agreement have been fulfilled or waived (in accordance with the provisions of Section 8.6 hereof) and this Agreement shall not have been terminated as provided in Article VIII hereof, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be properly
                                    ---------------------
executed and filed in accordance with the laws of the State of Delaware and the terms of this Agreement on the Closing Date. The parties hereto shall also take such further actions as may be required under the laws of the State of Delaware in connection with the consummation of the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time"). From and after
                                             --------------
the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Petopia Sub, all as provided under applicable law.


          1.4. Conversion of Shares.
               --------------------

               (a)  At the Effective Time:

                    (i) each share of Common Stock, par value $0.01 per share, of Petopia Sub outstanding at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into and exchanged for one share of Common Stock, par value $0.01 per share, of the Surviving Corporation;

                    (ii) each share of Common Stock, $0.001 par value per share, of the Company (the "Company Capital Stock") outstanding at the Effective
                            ---------------------
Time, by virtue of the Merger and without any action on the part of the holders thereof, except as otherwise provided in Sections 1.4(d) or 1.8 hereof, shall be converted into the right to receive the following, which collectively shall be referred to hereinafter as the "Merger Consideration":
                                --------------------

                          (A) the number of shares of Petopia Series E
Preferred Stock equal to the following (the "Exchange Ratio"): (I) 2,080,016;
                                             --------------
divided by (II) the aggregate number of shares of Company Capital Stock
----------
outstanding on a fully diluted basis (assuming the exercise immediately prior to the Merger of all outstanding rights to acquire Company Capital Stock, whether or not then exercisable) at the Effective Time;

                          (B) $1,000,000 divided by the aggregate number of
                                         ----------
shares of Company Capital Stock outstanding at the Effective Time (including the number of shares of Company Capital Stock for which any then outstanding warrants are exercisable) payable in cash at Closing; and

                          (C) $2,000,000; divided by the aggregate number of
                                          ----------
shares of Company Capital Stock outstanding at the Effective Time (including the number of shares of Company Capital Stock for which any then outstanding warrants are exercisable), payable in cash to the Stockholders and the Warrant Holders on the earlier of (i) the closing of Petopia's initial public offering of common stock on Form S-1 filed with the Securities and Exchange Commission; or (ii) June 15, 2000, which obligation shall be evidenced by a promissory note, substantially in the form attached hereto as Exhibit B.
                                             ---------

               (b) (i) As a condition to the consummation of the Merger, the Holders shall be required to deposit 208,002 of the shares of Petopia Series E Preferred Stock to be received by them in the Merger (or the right to receive such shares upon exercise of the Common Stock Purchase Warrants) into an escrow account (the "Escrow"), which shares shall be held and released in accordance
              ------
with the terms of an Escrow Agreement (the "Escrow Agreement") to be entered
                                            ----------------
into by and among the Holders and a mutually agreeable escrow agent (the "Escrow
                                                                          ------
Agent"), in substantially the form attached hereto as Exhibit C. Each Holder
-----                                                 ---------
shall be required to deposit, or shall be responsible to deposit after the Effective Time upon exercise of outstanding Common Stock Purchase Warrants, as the case may be, into Escrow their pro rata portion of the total number of shares of Series E Preferred Stock to be deposited into Escrow based upon the total number of shares of Company Capital Stock owned by each such Holder, on a fully diluted basis .

               (c)  As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Capital Stock shall thereafter cease to have any rights with respect to such shares of Company Capital Stock, except for the right to receive (except as otherwise provided in
Section 1.8 hereof), without interest, the Merger Consideration set forth in this Section 1.4 and cash for fractional shares of Petopia Series E Preferred Stock in accordance with Section 1.6 of this Agreement upon the surrender of a certificate (each, a "Certificate") representing such shares of Company Capital
                      -----------
Stock in accordance with the provisions of this Article I.

               (d) Each share of Company Capital Stock held by the Company as treasury stock or owned by Petopia or any Subsidiary (as defined in Section 1.4(e) of this Agreement) of Petopia at the Effective Time shall be canceled, and no payment shall be made with respect thereto.

               (e)  For purposes of this Agreement, (i) the word "Subsidiary"
                                                                  ----------
when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least fifty percent (50%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; or (B) such Person or any other Subsidiary of such Person is a general partner, it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person; and (ii) the word "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the
                                                   ------------
foregoing.


               1.5. Warrants. Petopia will assume the Company's Common Stock
                    --------
Purchase Warrants Series A and Common Stock Purchase Warrants Series B (collectively, the "Common Stock Purchase Warrants") in accordance with their respective terms, which shall include the conversion of the number of shares into which the Common Stock Purchase Warrants may be exercised into the holder
               ------------------------------
of such Warrants' proportionate share of the Merger Consideration.


               1.6. Exchange of Certificates Representing Company Capital Stock.
                    -----------------------------------------------------------

                    (a) On or promptly after the Effective Time (but not later than five (5) business days after the Effective Time), Petopia shall mail to each holder of record of shares of Company Capital Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of Company Capital Stock shall pass, only upon delivery of the Certificates representing such shares to Petopia, and (ii) instructions for use in effecting the surrender of such Certificates in exchange for a portion of the Merger Consideration and cash in lieu of fractional shares. Upon surrender of a Certificate representing shares of Company Capital Stock for cancellation to Petopia, together with such letter of transmittal and a Holder Representation Statement in the form attached hereto as Exhibit D (a "Rep.
                                                        ---------     ---
Letter"), each duly executed and completed in accordance with the instructions
------
thereto, the holder of the shares represented by such Certificate shall be entitled to receive the consideration set forth in Section 1.4(a) hereof and cash payable in lieu of any fractional shares, after giving effect to any required withholding tax and less the number of shares of Petopia Series E Preferred Stock required to be deposited by such Stockholder into the Escrow pursuant to the terms of Section 1.4 hereof. No interest will be paid or accrued on cash payable to holders of shares of Company Capital Stock. Until so surrendered, each Certificate that, at the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes to evidence a portion of the Merger Consideration set forth in Section 1.4(a).

               (b) As of the Effective Time, Petopia shall deposit or cause to be deposited with the Escrow Agent a Certificate (issued in the name of the Escrow Agent or its nominee) representing the Petopia Series E Preferred Stock deposited in the Escrow ("Escrow Shares"), as described in Section 1.4(b), for
                          -------------
the purpose of securing the indemnification obligations of the Holders set forth in this Agreement and the Escrow Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof and shall be disbursed in accordance with the terms of the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Holders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the decision of a "Majority in Interest" (as defined in the Escrow Agreement) of the Holders being binding on behalf of each Holder with respect to the subject matter of the Escrow Agreement and for the purpose of the taking of any and all actions and the making of any decisions required or permitted to be taken or made by them under the Escrow Agreement.

               (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Capital Stock which were outstanding at the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration set forth in this Article I deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.6.

               (d) No fractional shares of Petopia Series E Preferred Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Petopia Series E Preferred Stock pursuant to Section 1.4 (which fractional share amounts shall be determined after aggregating each Stockholder's allocation of Petopia Series E Preferred Stock), cash adjustments will be paid to holders in respect of any fractional share of Petopia Series E Preferred Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of $5.6061.

               (e) All Holders shall look only to Petopia for payment of the Merger Consideration and cash in lieu of fractional shares deliverable in respect of each share of Company Capital Stock such Holder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

               (f) None of Petopia, Petopia Sub, the Company, the Surviving Corporation or any other person shall be liable to any former holder of shares of Company Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Petopia will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration pursuant to the terms of this Article I formerly represented by such Certificate.

          1.7. Adjustment of Exchange Ratio.  In the event that, subsequent to
               ----------------------------
the date of this Agreement but prior to the Effective Time, the outstanding shares of Petopia Capital Stock or, Company Capital Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted as if the Petopia Series E Preferred Stock had been issued immediately prior to any such transaction.

          1.8. Dissenting Shares  Notwithstanding anything to the contrary
               -----------------
contained in this Agreement, in the event appraisal rights are available to the Stockholders pursuant to applicable law, any shares of Company Capital Stock held by a person who objects to the Merger and who complies with all of the provisions of applicable law concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares of Company Capital

Stock (the "Company Dissenting Shares"), shall not be converted into the right
            -------------------------
to receive the Merger Consideration pursuant to Section 1.4 of this Agreement but shall become the right to receive such consideration as may be determined to be due to the holder of such Company Dissenting Shares pursuant to applicable law; provided, however, that the Company Dissenting Shares held by a person at
     --------  -------
the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right to appraisal, in either case pursuant to applicable law, shall be deemed to have been converted, as of the Effective Time, into the Merger Consideration pursuant to Section 1.4 of this Agreement.


          1.9. Taking of Necessary Action; Further Action.  If, at any time
               ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Petopia Sub, the officers and directors of the Company and Petopia Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                  ARTICLE II.

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

          2.1. Certificate of Incorporation of the Surviving Corporation.  The
               ---------------------------------------------------------
certificate of incorporation of Petopia Sub in effect at the Effective
Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and pursuant to applicable law.

          2.2. By-Laws of the Surviving Corporation.  The By-Laws of Petopia
               ------------------------------------
Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Certificate of Incorporation of the Surviving Corporation.

          2.3. Directors of the Surviving Corporation.  The directors of
               --------------------------------------
Petopia Sub at the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, to hold office until their successors are duly appointed or elected in accordance with applicable law.

          2.4. Officers of the Surviving Corporation.  The officers of the
               -------------------------------------
Surviving Corporation immediately after the Effective Time shall consist of the persons listed on Exhibit E attached hereto who shall hold the offices listed opposite their respective names until their successors are duly appointed or elected in accordance with applicable law.

                                  ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF PETOPIA AND PETOPIA SUB

          Petopia and Petopia Sub represent and warrant to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure statement delivered by Petopia and Petopia Sub to the Company concurrently herewith and identified as the "Petopia Disclosure
                                                     ------------------
Statement." All exceptions noted in the Petopia Disclosure Statement shall be
---------
numbered to correspond to the applicable sections or subsections to which such exception refers.


          3.1. Existence, Good Standing, Corporate Authority.  Each of Petopia
               ---------------------------------------------
and Petopia Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;
(ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Petopia Material Adverse Effect (as defined herein), and to consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed, individually or in the aggregate, would not have a Petopia Material Adverse Effect; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except where the failure to have obtained such licenses, permits, franchises or authorizations, individually or in the aggregate, would not have a Petopia Material Adverse Effect. The copies of Petopia's and Petopia Sub's Certificates of Incorporation and By-Laws previously delivered to the Company are true and correct. For purposes of this Agreement, a "Material Adverse Effect" when used with respect
                               -----------------------
to any entity means (a) a material adverse effect on the business, results of operations or financial condition of such entity and its subsidiaries, if any, taken as a whole, or (b) a material impairment in the ability of such entity or its subsidiaries to perform any of their obligations under this Agreement or to consummate the Merger.


          3.2.  Authorization of Agreement and Other Documents.  The execution
                ----------------------------------------------
and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which Petopia or Petopia Sub is a party (including, but not limited to, the Escrow Agreement, Fourth Amended and Restated Investors' Rights Agreement (the "Rights Agreement"), Fourth Amended
                                           ----------------
and Restated Co-Sale Agreement (the "Co-Sale Agreement") and Fourth Amended and
                                     -----------------
Restated Voting Agreement (the "Voting Agreement"), attached hereto as Exhibits
                                ----------------                       --------
F, G and H, respectively) (collectively, the "Petopia Ancillary Documents") have
-  -     -                                    ---------------------------
been duly authorized by the Board of Directors of Petopia and Petopia Sub and no other proceedings on the part of Petopia or Petopia Sub or their respective stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any Petopia Ancillary Document; except (i) the approval of Petopia's Fifth Amended and Restated Certificate of Incorporation attached hereto as Exhibit I (the "Fifth Restated Certificate") by its stockholders, and
          ---------       --------------------------
(ii) the approval of the parties to the Third Amended and Restated Investors' Rights Agreement (the "Prior Rights Agreement"), the Third Amended and Restated
                       ----------------------
Co-Sale Agreement (the "Prior Co-Sale Agreement") and the Third Amended and
                        -----------------------
Restated Voting Agreement (the "Prior Voting Agreement"), respectively, in
                                ----------------------
accordance with
the terms thereof. This Agreement is, and, as of the Closing Date, each of the Petopia Ancillary Documents will be, a valid and binding obligation of Petopia and/or Petopia Sub to the extent each is a party thereto, enforceable against Petopia and/or Petopia Sub to the extent each is a party thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          3.3. No Violation.  Neither the execution and delivery by Petopia and
               ------------
Petopia Sub of this Agreement nor the Petopia Ancillary Documents, nor the consummation by Petopia and Petopia Sub of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) conflict with or result in a breach of any provisions of the Certificates of Incorporation or By-Laws of Petopia or Petopia Sub; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Petopia stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance, or create a right to accelerate the performance, required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Petopia or Petopia Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Petopia or Petopia Sub is a party, or by which Petopia or Petopia Sub or any of their respective properties is bound or affected, except for any of the foregoing matters which would not, individually or in the aggregate, have a Petopia Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Petopia or Petopia Sub, except for any of the foregoing matters which would not have a Petopia Material Adverse Effect; or (e) other than the approvals and filings provided for in Sections 1.3 and 5.7, filings under applicable federal, state and local laws and regulations, the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Filings"), require any material consent,
                                  -------
approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Petopia Material Adverse Effect. Petopia and Petopia Sub are not in violation or default of any provisions of (a) their respective Certificates of Incorporation or By-Laws, (b) any instrument, judgment, order, writ, decree or contract to which either Petopia or Petopia Sub is a party or by which either of them is bound; (c) any mortgage, indenture, lease, license, other agreement or instrument by which either of them is bound or to which either of them or any of their properties are subject; or (d) any license, permit, franchise or other governmental authorization and, to the knowledge of Petopia, no suspension or cancellation of any of them is threatened.


          3.4. No Brokers.  Petopia has not entered into any contract,
               ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or Petopia, Petopia Sub or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          3.5. Petopia Series E Preferred Stock.  Upon receipt of stockholder
               --------------------------------
approval for and filing of the Fifth Restated Certificate by Petopia, the issuance and delivery by Petopia of shares of Petopia Series E Preferred Stock in connection with the Merger and this Agreement will be duly and validly authorized by all necessary corporate action on the part of Petopia. The shares of Petopia Series E Preferred Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

          3.6. Capitalization.  As of the date hereof:
               --------------

               (a)  The total authorized capital stock of Petopia consists of:

                    (i)    49,180,000 shares of Preferred Stock, (i) 11,555,000
of which shares have been designated Series A Preferred Stock, 9,755,000 of which are issued and outstanding immediately prior to the date hereof and 1,800,000 of which have been reserved for issuance upon exercise of outstanding warrants to purchase shares of Series A Preferred Stock (the "Series A
                                                              --------
Warrants"), (ii) 8,000,000 of which have been designated Series B Preferred
--------
Stock, 7,736,345 of which are issued and outstanding immediately prior to the date hereof, (iii) 12,940,620 of which have been designated Series C Preferred Stock, 3,017,175 of which are issued and outstanding immediately prior to the date hereof, 4,803,458 of which have been reserved for issuance to PETCO Animal Supplies, Inc. ("PETCO") upon the achievement by PETCO of certain milestones
                 -----
(the "PETCO Shares"), and 5,119,987 of which have been reserved for issuance
      ------------
upon exercise of outstanding warrants to purchase shares of Series C Preferred Stock (the "Series C Warrants"), and (iv) 14,000,000 of which have been
            -----------------
designated Series D Preferred Stock, 6,270,262 of which are issued and outstanding immediately prior to the date hereof. The rights, privileges and preferences of the Series A, Series B, Series C and Series D Preferred Stock are as stated in Petopia's Fourth Amended and Restated Certificate of Incorporation, and at the Effective Time, will be as stated in the Fifth Restated Certificate. All issuances of shares of Series A, Series B, Series C and Series D Preferred Stock referenced above, other than the PETCO Shares, have been consummated. The shares of Series A, Series B, Series C and Series D Preferred Stock issued by Petopia were duly authorized, validly issued, fully paid, nonassessable, free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer (other than those imposed by the purchasers thereof), and based in part on the representations made by the purchasers thereof, were exempt from registration under Section 5 of the Securities Act of 1933, as amended and the California Corporate Securities Law of 1968, as amended. The rights of PETCO as set forth in Section 6.6 of the Series C Preferred Stock Purchase Agreement dated July 12, 1999 by and between Petopia and PETCO expired prior to any exercise thereof.

                    (ii) 71,180,000 shares of Common Stock, 9,595,671shares of which are issued and outstanding immediately prior to the date hereof. All of the outstanding shares of Common Stock were duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state laws.

                    (iii) Petopia has reserved 7,500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of Petopia pursuant to its 1999 Stock Plan duly adopted by the Board of Directors and approved by the Petopia's stockholders (the "Stock Plan"), of which options to
                                             ----------
purchase 5,431,316 shares of Common Stock are outstanding as of the date hereof, 1,751,110 shares of Common Stock have been issued and 317,574 shares are available for future issuance under the Stock Plan. Petopia has reserved (A) 11,555,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, (B) 8,000,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, (C) 12,940,620 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, (D) 14,000,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, and (E) 585,000 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock (the "Common
                                                                ------
Warrants"). Prior to Closing, Petopia shall have reserved 2,330,000 shares of
--------
Common Stock for issuance upon conversion of the Series E Preferred Stock.

               (b) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A Warrants, Common Warrants, the PETCO Shares and the Series C Warrants, (B) the rights of first refusal as set forth in the Rights Agreement and the Co-Sale Agreement, (C) the rights to participate in the initial public offering as indicated in Section 2.6 of the Rights Agreement and in the IPO Allocation Agreement dated as of May 4, 1999 between Petopia and certain purchasers of Series A Preferred Stock (the "May IPO Allocation
                                                     ------------------
Agreement"), and (D) 7,500,000 shares of Common Stock reserved for issuance
---------
pursuant to the Stock Plan, there are currently no outstanding (i) securities convertible into or exchangeable for any capital stock of Petopia or any of its Subsidiaries; (ii) options, warrants or other rights to purchase or subscribe to capital stock of Petopia or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Petopia or any of its Subsidiaries, or
(iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of Petopia or any of its Subsidiaries.

               (c) The total authorized capital stock of Petopia Sub consists of 100 shares of common stock, $0.01 par value per share, all of which are issued, outstanding and owned by Petopia.

          3.7. Litigation.  There is no litigation or proceeding, in law or in
               ----------
equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to Petopia's knowledge, threatened against Petopia, any of its Subsidiaries or any of Petopia's or its Subsidiaries' respective officers, directors or affiliates, with respect to or affecting Petopia's or any of its Subsidiaries' operations, business, products, assets, properties, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby, or by the Petopia Ancillary Documents or the Ancillary Documents which, individually or in the aggregate, is reasonably likely to have a Petopia Material Adverse Effect or result in any change in the current equity ownership of Petopia. There are no facts or circumstances known to Petopia which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, individually or in the aggregate, is reasonably likely to have a Petopia Material Adverse Effect.

          3.8.  Compliance With Laws--General.
                -----------------------------

                (a) Petopia and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commissioner or other governmental or other regulatory authority or agency ("Governmental Entities") necessary for the
                                 ---------------------
lawful conduct of its business (the "Permits"), except as would not,
                                     -------
individually or in the aggregate, have a Petopia Material Adverse Effect.

                (b) Petopia and its Subsidiaries are in compliance with the terms of its Permits, except for such noncompliance as would not, individually or in the aggregate, have a Petopia Material Adverse Effect.

                (c) Petopia, its Subsidiaries and, to Petopia's knowledge, any officer, key employee or stockholder of Petopia or any of its Subsidiaries, in his or her capacity as such, are in compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to Petopia or any of its Subsidiaries or affect or relate to this Agreement or the transactions contemplated hereby, except for such noncompliance as would not, individually or in the aggregate, have a Petopia Material Adverse Effect

                (d) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to Petopia or any of its Subsidiaries is, to the knowledge of Petopia, pending or threatened, except as would not, individually or in the aggregate, have a Petopia Material Adverse Effect.

                (e) Neither Petopia nor any of its Subsidiaries are subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to Petopia or any of its Subsidiaries.

          3.9.  Financial Information.
                ---------------------

                (a) The Petopia Disclosure Statement contains a true and correct copy of the unaudited balance sheet of Petopia as of November 30, 1999 (the "Petopia Interim Balance Sheet") and the related statements of income and cash flow for the eleven-month period then ended (the "Petopia Interim Financial Statements").

                (b) The Petopia Interim Financial Statements (A) were prepared in accordance with the books and records of Petopia, (B) fairly present in all material respects the financial condition of Petopia as at the respective dates indicated and the results of operations of Petopia for the respective periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except for the absence of
                                             ----
complete footnote disclosure as required by GAAP and subject, in the case of the Petopia Interim Financial Statements, to changes resulting from normal year-end audit adjustments, which adjustments are neither individually or in the aggregate material.

          3.10.  Affiliated Transactions. As of the date hereof, neither Petopia
                 -----------------------
nor any of its Subsidiaries has been a party to any transaction (other than previous rounds of preferred stock financing, employee compensation and other ordinary incidents of employment) with a "Related Party". For purposes of this Agreement, the term "Related Party" shall mean, with respect to an entity: any
                     -------------
present or former officer or director, 10% stockholder of such entity or any of its Subsidiaries, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of Petopia's or its Subsidiaries' respective businesses, is presently owned by or leased or licensed by or to any Related Party. Except for the ownership of securities representing less than a 2% equity interest in various publicly traded companies, neither Petopia, its Subsidiaries, nor to Petopia's knowledge, any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which relates to the on-line sale of pet products.

          3.11.  Material Adverse Change.  Since November 30, 1999, neither
                 -----------------------
Petopia nor its Subsidiaries has suffered or been threatened with (and Petopia has no knowledge of any facts which could reasonably cause or result in) any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of Petopia or its Subsidiaries, taken as a whole.

          3.12.  No Undisclosed Liabilities.  There are no liabilities or
                 --------------------------
obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of Petopia or its Subsidiaries in excess of $100,000 other than (i) liabilities disclosed or provided for in the Petopia Interim Financial Statements; (ii) liabilities which, individually or in the aggregate, are not material to Petopia or its Subsidiaries; (iii) liabilities under this Agreement (or contemplated hereby) or disclosed in the Petopia Disclosure Statement and
(iv) liabilities incurred since the date of the Petopia Interim Financial Statements in the ordinary course of business and consistent with past practices.

          3.13.  Tax Reorganization. Neither Petopia nor any of its Subsidiaries
                 ------------------
has taken or failed to take any action which would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

          3.14.  Intellectual Property. The following categories of Intellectual
                 ---------------------
Property are necessary or required for the conduct of Petopia's business as currently conducted: (a) trademarks, trade names and service marks; (b) Internet domain names, URLs and registrations for the same; (c) copyrights and other items of Intellectual Property embodied in the content for Petopia's web site; and (d) the right to use computer software and certain other items of Intellectual Property under license from third parties (collectively, the "Petopia Intellectual Property"). The Petopia Disclosure Statement sets out a
 -----------------------------
true and complete list of: (i) all registrations for any trademarks, trade names and service marks, Internet domain names, URLs which are necessary or required for the conduct Petopia's business as currently conducted, as well as all applications pending for any trademark, trade name, service mark or domain name registrations relating thereto, (ii) any common law trademarks, trade names and service marks that are necessary or required for the conduct of the business of Petopia as currently conducted, (iii) any registered and unregistered copyrights in writings, designs, mask works or other works used in the operation of Petopia's web site, and (iv) all material licenses granted to Petopia and all other material agreements to which Petopia is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above, any computer software ("Petopia Third Party Software") and any
                                      ----------------------------
other copyrighted or trademarked materials licensed from third parties which are necessary or required for the conduct of Petopia's business as currently conducted ("Petopia Intellectual Property Licenses"). To Petopia's knowledge
            --------------------------------------
knowledge there are no other items of Petopia Intellectual Property or Petopia Intellectual Property Licenses which are necessary or required for the conduct of Petopia's business as currently conducted.

               (a) Petopia has good and valid title to, and owns free and clear of all encumbrances, or has licensed from third parties, the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each and every one of the trade names, trademarks and service marks or applications for registration set forth on the Petopia Disclosure Statement.

               (b) Petopia has good and valid title to, and owns free and clear of all encumbrances, or has licensed from third parties, the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each and every one of Internet domain name or URL or applications therefore set forth on the Petopia Disclosure Statement.

               (c) Petopia is not in breach of any material provisions of any of the Petopia Intellectual Property Licenses set forth on the Petopia Disclosure Statement, those Petopia Intellectual Property Licenses are valid and the subject matter thereof are validly used by Petopia and may be used by Petopia pursuant to the applicable license or agreement with respect thereto without the consent or notice to any third party.

               (d) Petopia has good and valid title to, and owns free and clear of all encumbrances, or has licensed from third parties, the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each and every one of the copyrights or applications for registration set forth on the Petopia Disclosure Statement.

               (e) To the best knowledge of Petopia and except as set forth on the Petopia Disclosure Statement, the Petopia Intellectual Property and the marketing, sale, transmission, delivery (electronically or otherwise), or use of any product or service currently sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by Petopia or currently offered for sale, marketing, transmission, broadcast or delivery (electronically or otherwise) does not violate any Petopia Intellectual Property License or infringe any common law or statutory rights of any party, including, without limitation, relating to defamation, contractual rights, Petopia Intellectual Property and rights of privacy or publicity; nor to best knowledge of Petopia, is there any threatened use or encroachment by any third party upon the Petopia Intellectual Property set forth on the Petopia Disclosure Statement; and there is no pending or, to the best knowledge of Petopia, threatened claim or litigation contesting the validity, ownership or right to use, sell, transfer, license (or sublicense) and dispose of the Petopia Intellectual Property set forth on the Petopia Disclosure Statement, nor, to the best knowledge of Petopia is there any basis for any such claim, nor has Petopia received any notice that the marketing, sale, transmission, delivery (electronically or otherwise), or use of any product or service currently sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by Petopia or currently offered for sale, marketing, transmission, broadcast or delivery (electronically or otherwise) or disposition of any of the Petopia Intellectual Property set forth on the Petopia Disclosure Statement conflicts with the rights of any other party, nor, to the best knowledge of Petopia, is there any basis for any such assertion.

                 (f) All of the current and former officers, employees, consultants, and independent contractors have executed and delivered to and in favor of Petopia an agreement regarding the protection of confidential and proprietary information and the assignment to Petopia of any applicable Petopia Intellectual Property arising from the employment of, or services performed by such persons. Petopia has taken and will take through the Effective Time all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Petopia Intellectual Property set forth on the Petopia Disclosure Statement.

                 (g)  As used herein, the term "Intellectual Property" shall
                                                ---------------------
mean all intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licensees, databases, "URLs" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software, user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes, formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing and relating to the foregoing.

          3.15.  Constituent Documents.  True and complete copies of Petopia's
                 ---------------------
Fourth Amended and Restated Certificate of Incorporation and all amendments thereto, the By-Laws as amended and currently in force, all stock records, and all corporate minute books and records of Petopia and each of its Subsidiaries have been furnished or made available by Petopia to the Company for inspection. Said stock records accurately reflect all stock transactions and the current stock ownership of Petopia and each of its Subsidiaries. The corporate minute books and records of Petopia and each of its Subsidiaries contain true and complete copies of all resolutions adopted by the stockholders or the Board of Directors of Petopia and each of its Subsidiaries and any other action formally taken by them respectively as such.

          3.16.  Disclosure.  Petopia has fully provided the Company with all
                 ----------
information that the Company has requested for deciding whether to engage in the transactions contemplated hereby. To Petopia's knowledge, neither this Agreement, nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

          3.17.  Insurance.  As of the date hereof, the Petopia Disclosure
                 ---------
Statement contains a true and correct list of all insurance policies which are owned by Petopia or any of its Subsidiaries or which name Petopia or any of its Subsidiaries as an insured (or loss payee), including without limitation those which pertain to Petopia's or any of its Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect and neither Petopia nor any of its Subsidiaries have received notice of cancellation of any such insurance policies.

          3.18.  Employee Benefit Plans.  Petopia does not have any "Employee
                 ----------------------
Benefit Plan" as such term is defined in the Employee Retirement Income Security Act of 1974, as amended to date.

          3.19.  Employee Matters.  Each employee, director, consultant and
                 ----------------
officer of Petopia and each of its Subsidiaries has executed an agreement with Petopia or a Subsidiary, as applicable, regarding confidentiality and proprietary information. Petopia is not aware that any of its employees or consultants is in violation thereof. Except as set forth on the Petopia Disclosure Statement, neither Petopia nor any of its Subsidiaries has in effect, and their respective assets are not subject to, any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral.

          3.20.  Taxes.  Petopia and each of its Subsidiaries have filed all
                 -----
Returns (as defined herein) as required by law. These Returns are true and correct in all material respects and were filed within the applicable periods for such filings. Petopia and each of its Subsidiaries have paid all Taxes (as defined herein) and other assessments due. Petopia and each of its Subsidiaries have established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such Returns. There is no pending dispute with any taxing authority relating to any of such Returns and neither Petopia nor any of its Subsidiaries has received notice of any proposed liability for any Tax to be imposed upon the properties or assets of Petopia or any of its Subsidiaries. No deficiencies for any Tax are currently assessed against Petopia or any of its Subsidiaries, and no Returns of Petopia or any of its Subsidiaries have ever been audited, and, to the knowledge of Petopia, there is no such audit pending or threatened. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of Petopia or any of its Subsidiaries. Neither Petopia nor its Subsidiaries has liabilities for Taxes that are accrued whether or not yet due and payable.

          3.21.  Contracts.
                 ---------

                 (a) All agreements, understandings, instruments or contracts to which Petopia and each of its Subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, Petopia or any of its Subsidiaries in excess of $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Petopia or any of its Subsidiaries, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect Petopia's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, and all agreements between Petopia and its officers, directors, consultants and employees (collectively, the "Contracts") are set
                                                         ---------
forth in Section 3.21 of the Petopia Disclosure Statement. All of the Contracts are valid and binding obligations of Petopia and in full force and effect in all material respects and enforceable by Petopia in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. Petopia is not in material default under any of such Contracts.

                 (b) Neither Petopia nor any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          3.22.  Title to Properties.  Petopia and its Subsidiaries own their
                 -------------------
property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Petopia's or its Subsidiaries' ownership or use of such property or assets, and, to the knowledge of Petopia, there exists no material violation by Petopia or any Subsidiary of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property owned, leased or subleased by Petopia or any of its Subsidiaries. With respect to the property and assets they lease, Petopia and each of its Subsidiaries is in material compliance with such leases and, to Petopia's knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances. There are no defaults by Petopia or, to the knowledge of Petopia, by any other party thereto, which might curtail in any material respect the current use of Petopia's or any of its Subsidiaries' property.

          3.23.  Subsidiaries.  Except for Petopia Sub, Petopia has no
                 ------------
Subsidiaries.

                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Petopia and Petopia Sub that the statements contained in this Article IV are true and correct, except as set forth in the disclosure statement delivered by the Company to Petopia and Petopia Sub concurrently herewith and identified as the "Disclosure Statement."
                                                         --------------------
All exceptions noted in the Disclosure Statement shall be numbered to correspond to the applicable sections or subsections to which such exception refers; provided, however that any disclosure set forth on any particular schedule shall
--------  -------
be deemed disclosed in reference to all applicable schedules.

          4.1.   Organization, Standing and Qualification.  The Company (i) is a
                 ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect, and to consummate the transactions contemplated hereby;
(iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed, individually or in the aggregate, would not have a Company Material Adverse Effect; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except where the failure to have obtained such licenses, permits, franchises or authorizations, individually or in the aggregate, would not have a Company Material Adverse Effect.

          4.2.   Capitalization.
                 --------------

                 (a) The total authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, par value $0.01 per share, 2,730,574 shares of which are issued and outstanding as of the date of this Agreement; and
(ii) 8,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding as of the date of this Agreement. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. The Stockholders and Warrantholders and their respective fully diluted ownership interest in the Company are listed on Exhibit A attached
                                                        ----------
hereto.

                 (b) Each share of the outstanding Company Capital Stock is (i) duly authorized and validly issued and were issued in compliance with all federal and state laws; (ii) fully paid and nonassessable and free of preemptive and similar rights; and (iii) free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer other than restrictions on transfer imposed by Federal and state securities laws.

                 (c) The Company has reserved 500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Plan duly adopted by the Board of Directors of the Company (the "Board") and approved by the Company's stockholders (the "1999
              -----                                                    ----
Stock Plan"), none of which are currently outstanding, no shares of Common Stock
----------
have been issued and 500,000 shares are available for future issuance under the Stock Plan. The Company has also reserved 412,496 and 165,002 shares of Common Stock (or other securities under certain circumstances) for issuance upon the exercise of the Common Stock Purchase Warrants, all of which were issued to former shareholders of Aardvark Pet Supplies, Inc. Except as set forth in the prior sentence, there are currently no outstanding, and, as of the Closing, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind to which the Company is a party or is bound relating to the issuance of any capital stock of the Company.

          4.3.   Subsidiaries.  The Company has no Subsidiaries.
                 ------------

          4.4.   Ownership Interests.  The Company does not own any direct or
                 -------------------
indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity. Since its formation, the Company has not (i) disposed of the capital stock (other than Company Capital Stock) or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

          4.5.   Constituent Documents.  True and complete copies of the
                 ---------------------
Certificate of Incorporation and all amendments thereto, the By-Laws as amended and currently in force, all stock records, and all corporate minute books and records of the Company have been furnished or made available by the Company to Petopia for inspection. Said stock records accurately reflect all stock transactions and the current stock ownership of the Company. The corporate minute books and records of the Company contain true and complete copies of all resolutions adopted by the stockholders or the Board and any other action formally taken by them respectively as such.

          4.6.   Authorization of Agreement and Other Documents.  The execution
                 ----------------------------------------------
and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which the Company is a party (including but not limited to the Escrow Agreement) (collectively, the "Ancillary Documents")
                                                         --------------------
have been duly authorized by the Board and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Document, except the approval of the Merger by the Stockholders. This Agreement is, and, as of the Closing Date, each of the Ancillary Documents will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to the receipt of Stockholder approval of the Merger.

          4.7.   No Violation.  Neither the execution and delivery of this
                 ------------
Agreement nor the Ancillary Documents by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws of the Company; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Company stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance, or create a right to accelerate the performance, required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or (e) other than the Filings, require any material consent, approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Company Material Adverse Effect. The Company is not in violation or default of any provisions of (a) its Certificate of Incorporation or By-Laws, (b) any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which it is bound; (c) any mortgage, indenture, lease, license, other agreement or instrument by which it is bound or to which it or any of its properties are subject; or (d) any license, permit, franchise or other governmental authorization and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

          4.8.   Compliance with Laws--General.
                 -----------------------------

                 (a) The Company holds all Permits, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (b) The Company is in compliance with the terms of its Permits, except for such noncompliance as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (c) The Company and, to the Company's knowledge, any officer, key employee or stockholder of the Company, in his or her capacity as such, are in compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to the Company or affect or relate to this Agreement or the transactions contemplated hereby, except for such noncompliance as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (d) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to the Company is, to the knowledge of the Company, pending or threatened, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (e) The Company is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to the Company.

          4.9.   Financial Information.
                 ---------------------

                 (a) The Disclosure Statement contains a true and correct copy of the following financial statements (collectively, the "Company Financial
                                                          -----------------
Statements"):
----------

                      (i) the unaudited balance sheet of the Company as of November 28, 1999 (the "Company Interim Balance Sheet") and the related
                        -----------------------------
statements of income and cash flow for the five-month period then ended (the "Company Interim Financial Statements"); and
 ------------------------------------

                      (ii) the unaudited balance sheets of the Company as at June 27, 1998 and June 26, 1999 (the "Company Year-End Balance Sheets"), and the related unaudited statements of income and cash flow for the years then ended.

                 (b) The Company Financial Statements (A) were prepared in accordance with the books and records of the Company, (B) fairly present in all material respects the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except for the absence of complete footnote
                       ----
disclosure as required by GAAP and subject, in the case of the Company Interim Financial Statements, to changes resulting from normal year-end audit adjustments, which adjustments are neither individually or in the aggregate material.

          4.10.  Books and Records.  The Company's books, accounts and records
                 -----------------
are, in all material respects, maintained in the Company's usual, regular and ordinary manner, and all material transactions to which the Company is or has been a party are properly reflected therein.

          4.11.  Accounts Receivables.  Substantially all of the Company's sales
                 --------------------
are paid for by credit card or by checks which are cashed prior to shipment of product. The Company does not have a material amount of accounts receivable directly from its customers.

          4.12.  Intentionally Omitted
                 ---------------------

          4.13.  Bank Accounts.  The Disclosure Statement contains a list
                 -------------
showing: (a) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box;
(b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company; and (c) all instruments or agreements to which the Company is a party as an endorser, surety or guarantor, other than checks or other instruments endorsed for collection or deposit.

          4.14.  Intellectual Property.
                 ---------------------

          The following categories of Intellectual Property are necessary or required for the conduct of the business of the Company as currently conducted:
(a) trademarks, trade names and service marks; (b) Internet domain names, URLs and registrations for the same; (c) copyrights and other items of Intellectual Property embodied in the content for Company's web site and catalog business; and (d) the right to use computer software and certain other items of Intellectual Property under license from third parties (collectively, the "Company Intellectual Property"). The Disclosure Statement sets out a true and
 -----------------------------
complete list of: (i) all registrations for any trademarks, trade names and service marks, Internet domain names, URLs which are necessary or required for the conduct of the business of the Company as currently conducted, as well as all applications pending for any trademark, trade name, service mark or domain name registrations relating thereto, (ii) any common law trademarks, trade names and service marks that are necessary or required for the conduct of the business of the Company as currently conducted, (iii) registered and unregistered copyrights in writings, designs, mask works or other works used in the operation of Company's web site and catalog business, and (iv) all material licenses granted to the Company and all other material agreements to which the Company is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above, any computer software ("Company Third Party Software")
                                                ----------------------------
and any other copyrighted or trademarked materials licensed from third parties which are necessary or required for the conduct of the business of the Company as currently conducted ("Company Intellectual Property Licenses"). To the Company's knowledge there are no other items of Company

Intellectual Property or Company Intellectual Property Licenses which are necessary or required for the conduct of the business of the Company as currently conducted. The Company has a legal right to use all Company Third Party Software and Company Intellectual Property Licenses currently being used by the Company.

          (a) The Company has good and valid title to, and owns free and clear of all encumbrances, or has licensed from third parties, the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each and every one of the trade names, trademarks and service marks or applications for registration set forth on the Disclosure Statement.

          (b) The Company has good and valid title to, and owns free and clear of all encumbrances, or has licensed from third parties, the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each and every one of Internet domain name or URL or applications therefore set forth on the Disclosure Statement.

          (c) The Company has good and valid title to, and owns free and clear of all encumbrances, or has licensed from third parties, the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each and every one of the copyrights or applications for registration set forth on the Disclosure Statement.

          (d) The Company is not in breach of any material provisions of any of the Company Intellectual Property Licenses set forth on the Disclosure Statement, those Company Intellectual Property Licenses are valid and the subject matter thereof are validly used by the Company and may be used by the Company pursuant to the applicable license or agreement with respect thereto without the consent or notice to any third party and is freely and fully utilizable by the Surviving Corporation without the consent of or notice of any third party.

          (e) To the best knowledge of the Company, the Company Intellectual Property, the marketing, sale, transmission, delivery (electronically or otherwise), or use of any product or service currently sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently offered for sale, marketing, transmission, broadcast or delivery (electronically or otherwise) does not violate any Company Intellectual Property License or infringe any common law or statutory rights of any party, including, without limitation, relating to defamation, contractual rights, Intellectual Property and rights of privacy or publicity; nor to best knowledge of the Company, is there any threatened use or encroachment by any third party upon the Company Intellectual Property; and there is no pending or, to the best knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, transfer, license (or sublicense) and dispose of the Company Intellectual Property set forth on the Disclosure Statement, nor, to the best knowledge of the Company is there any basis for any such claim, nor has the Company received any notice that the marketing, sale, transmission, delivery (electronically or otherwise), or use of any product or service currently sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently offered for sale, marketing, transmission, broadcast or delivery (electronically or otherwise) or disposition of any of the Company Intellectual Property set forth on the Disclosure Statement conflicts with the rights of any other party, nor, to the best knowledge of the Company, is there any basis for any such assertion.

           (f) All of the current and former officers, employees consultants, and independent contractors have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of any applicable Company Intellectual Property arising from the employment of, or services performed by such persons. The form of such agreement is attached to the Disclosure Statement. The Company has taken and will take through the Effective Time all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Company Intellectual Property set forth on the Disclosure Statement.

           (g) The Company has not altered any of the Company Third Party Software without authorization from the applicable licensor. The Company has performed all regularly scheduled maintenance, and installed all provided upgrades, on the Company Third Party Software. The Company has reported any errors or bugs in the Company Third Party Software and implemented any fixes or workarounds provided by the applicable licensor.

     4.15. Title to Properties.  Attached to the Disclosure Statement is a list
           -------------------
and description of each item of real or tangible personal property owned by the Company which has a net book value in excess of $10,000. The Company (i) has good, marketable, legal and valid title to such property free and clear of all liens, claims, encumbrances or security interests (collectively, "Liens"),
                                                                  -----
except for (x) mechanic's, materialmen's, and similar liens, (y) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (z) liens on goods in transit incurred pursuant to documentary letters of credit; and (ii) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All of the leases to which the Company is a party (other than leases for Leased Premises) are legal, valid and binding obligations of the Company and in full force and effect, and no default by the Company, or, to the knowledge of the Company, any other party thereto has occurred or is continuing thereunder. The Disclosure Statement lists all properties and assets used by the Company in connection with the operation of its business which are held under any lease or under any conditional sale or other title retention agreement. Except for such assets and facilities as are immaterial to the business of the Company, all tangible assets and facilities of the Company are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate with the intangible assets of the Company, are sufficient to conduct the business of the Company as previously conducted prior to the date hereof.

     4.16. Real Estate; Leased Premises.
           ----------------------------

           (a) The Company owns no real estate, nor does it have the option to acquire any real estate.

           (b) The Company does not lease any real estate other than the premises identified in the Disclosure Statement as being so leased (the "Leased
                                                                         ------
Premises"). The Leased Premises are leased to the Company, pursuant to written
--------
leases, true, correct and complete copies of which have been provided to Petopia or its counsel. None of the businesses conducted or proposed to be conducted by the Company thereon, are, to the Company's knowledge, in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance, public utility or other easements or other applicable law, except for violations which do not have a Company Material Adverse Effect or materially interfere with the conduct of the business of the Company. No material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises or for the Leased Premises to be used for its intended purpose. The Company is not in default under any agreement relating to the Leased Premises nor, to the knowledge of the Company, is any other party thereto in default thereunder.

     4.17.  Contracts.
            ---------

            (a) The Company is not a party to, or bound by, or the issuer or beneficiary of, any written or oral: (i) agreement or arrangement obligating the Company to pay or receive, or pursuant to which the Company has previously paid or received since January 1, 1999, an amount in excess of $50,000 (excluding purchase and sale orders entered into by the Company in the ordinary course of business consistent with past practices); (ii) employment or consulting agreement or arrangement; (iii) collective bargaining agreement; (iv) plan or contract or arrangement providing for bonuses, severance, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company, other than Plans, Welfare Plans and Employee Benefit Plans (in each case as defined herein) described in the Disclosure Statement; (v) agreement restricting in any manner the Company's right to compete with any other person or entity, the Company's' right to sell to or purchase from any other person or entity, the right of any other party to compete with the Company, or the ability of such person or entity to employ any of the Company's employees; (vi) secrecy or confidentiality agreements; (vii) any distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company; (viii) agreement between the Company and any of its Related Parties (as herein defined); (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement; (x) requirements contract; (xi) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; (xii) agreement for the treatment or disposal of Materials of Environmental Concern (as defined herein); (xiii) power of attorney; (xiv) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (xv) any contract, agreement or arrangement containing change of control provisions; or (xvi) any agreement relating to the sale, license, lease or other disposition of any Intellectual Property. The Company is not currently negotiating (and has not entered into preliminary discussions with respect to) any transaction involving an aggregate payment by the Company and/or receipts to the Company in excess of $50,000 excluding purchase and sale orders entered into by the Company in the ordinary course of business consistent with past practices.

            (b) All agreements, leases, subleases and other instruments referred to in this Section 4.17, are, pursuant to their terms, in full force and binding upon the Company, and, to the knowledge of the Company, the other parties thereto. The Company is not and, to the Company's knowledge, none of the other parties thereto are in default of a material provision under any such agreement, lease, sublease or other instrument. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default of a material provision under any such agreement, lease, sublease or other instrument by the Company, or, to the knowledge of the Company, the other contracting party except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not released or waived any right under any such agreement, lease, sublease or other instrument material to the Company other than in the ordinary course of business consistent with past practices.

            (c) Neither the Company, nor any of its Stockholders are parties to any registration rights agreement, stockholders agreement, management agreement, or any other agreement relating to the equity or management of the Company.

     4.18.  Insurance.  As of the date hereof, the Disclosure Statement contains
            ---------
a true and correct list of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee), including without limitation those which pertain to the Company's assets, employees or operations. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies. In the one (1) year period ending on the date hereof, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving an annual increase by over 10% in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Company's assets, purchase of additional equipment, or material modification of any of the Company's methods of doing business. The Disclosure Statement sets forth the insurance premiums paid by the Company as of the date hereof. The Company has not ever made any claim for reimbursement from its insurance carriers.

     4.19.  Litigation.  There is no litigation or proceeding, in law or in
            ----------
equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or any of its officers, directors or affiliates, with respect to or affecting the Company's operations, business, products, assets, properties, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby or by the Petopia Ancillary Documents or the Ancillary Documents. There are no facts or circumstances known to the Company which, if known by a potential claimant or governmental authority, would reasonably give rise to a claim or proceeding which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

     4.20.  Warranties.  To the Company's knowledge, the Company has not made
            ----------
any oral or written warranties with respect to the quality or absence of defects of its products or services which they have sold or performed which are in force as of the date hereof. There are no material claims pending or, to the knowledge of the Company, threatened against the Company with respect to the quality of or absence of defects in such products or services nor are there any facts known to the Company relating to the quality of or absence of defects in such products or services which, if known by a potential claimant or governmental authority, would reasonably give rise to a material claim or proceeding. The Disclosure Statement sets forth a summary, which is accurate in all material respects, of all returns of products and all credits and allowances for returned products given to customers during the period from June 27, 1999 through November 28, 1999 to the extent that such returns, credits and allowances with respect to any one product exceeds $5,000 in the aggregate, and said summary contains a description of any reoccurring product defects (other than returns due to date expirations). The Company has no knowledge of or reason to believe that the percentage of warranty claims or product returns for products sold by the Company prior to the Closing will exceed historical levels.

     4.21.  Products Liability.  The Company has not received any written notice
            ------------------
relating to, nor does the Company have knowledge of any facts or circumstances which could reasonably give rise to, any claim involving any product manufactured, produced, distributed or sold by or on behalf of the Company resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of implied warranties or representations, other than notices or claims that have been settled or resolved by the Company prior to the date of this Agreement.

     4.22.  Arbitration.  The Company is not a party to, or bound by, any
            -----------
decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

     4.23.  Taxes
            -----

            (a)   As used in this Agreement, (i) the term "Taxes" means all
                                                           -----
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of a similar nature, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and (ii) the
                       ---
term "Returns" means all returns, declarations, reports, statements and other
      -------
documents required to be filed in respect of Taxes, and the term "Return" means
                                                                  ------
any one of the foregoing Returns.

            (b) There have been properly completed and filed on a timely basis and in correct form all material Returns required to be filed by the Company. As of the time of filing, the foregoing Returns were correct and complete in all material respects. An extension of time within which to file any Return which has not been filed has not been requested or granted.

            (c) With respect to all Taxes imposed upon the Company, or for which the Company is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all amounts required to be paid by the Company, to taxing authorities or others, on or before the date hereof have been paid or adequately reserved for on the Company Financial Statements, and any Taxes accrued but not due and payable as of the date hereof have been accrued or otherwise reserved for in the Company Interim Financial Statements. There are no Liens filed against any asset of the Company resulting from the failure to pay any Tax when due.

            (d) To the Company's knowledge, no issues have been raised in writing (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by the Company (or with respect to any Return which a taxing authority has asserted should have been filed by the Company) which waivers are still in effect. The Disclosure Statement sets forth those years for which tax examinations of the Company have been completed, those years for which examinations of the Company are presently being conducted, and those years for which returns of the Company will be required but are not yet due to be filed and have not yet been filed. All Tax deficiencies asserted in writing or assessments made as a result of any examinations of the Company have been fully paid, or are fully reflected as a liability in the Company Interim Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the financial statements contained in the Company Interim Financial Statements.

          (e) The unpaid Taxes of the Company do not materially exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Company Interim Financial Statements, as adjusted for the passage of time through the Closing.

          (f) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

          (g) The Company has not ever been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code, that filed a consolidated federal income tax return.

          (h) All material elections with respect to Taxes affecting the Company that are currently effective as of the date hereof that are not reflected in the Company's Returns are set forth in the Disclosure Statement.

    4.24. ERISA.  Neither the Company nor any corporation or business which is
          -----
now or at the relevant time was an affiliate of the Company as determined under the Code section 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains,
                                           ---------------
administers, contributes to or has (or could reasonably be likely to have) any liability under, or has maintained, administered, contributed to or had (or could reasonably be likely to have had) any liability under any: employee pension benefit plan (as defined in Section 3(2) of ERISA), including, without limitation, any multi-employer plan as defined in Section 3(37) of ERISA ("Multi-Employer Plan"), non-qualified deferred compensation plan or other
  -------------------
retirement plan; employee welfare benefit plan (as defined in Section 3(1) of ERISA), or any other plan, program, payroll practice, agreement or arrangement under which former employees of the Company or an ERISA Affiliate (or their beneficiaries) are entitled, or current employees of the Company or an ERISA Affiliate will be entitled, following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or bonus, stock, stock purchase, or stock option plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement, or any employment, consulting or personal services agreement (collectively, "Employee Benefit Plans");
                ----------------------

          (a) All Employee Benefit Plans and any related trust agreements, insurance contracts or annuity contracts (or any related trust instruments) comply in all material respects with and are and have been operated in all material respects in accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code section 401(a) to the extent any Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Employee Benefit Plan which is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies in all material respects with and has been maintained and operated in all material respects in accordance with each of the applicable requirements of section 162(k) of the Code as in effect for years beginning prior to 1989 (if applicable), Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. The Company has never applied for a determination as to the qualification under the Code for any of the Employee Benefit Plans. Each trust funding Employee Benefit Plan, which is intended to be tax-exempt under the Code is tax-exempt and each Plan and related trust agreement which is intended to be qualified under the Code remains qualified under the Code. All required reports, notices and descriptions with respect to the Employee Benefit Plans have been appropriately filed or distributed (including without limitation IRS Forms 5500 Annual Reports, summary plan descriptions, summary annual reports, notice to interested parties and any notice of plan amendment which is required prior to the effectiveness of such amendments) and all required surety bonds have been properly and timely purchased and maintained. The costs of administering the Employee Benefit Plans, including fees for the trustees and other service providers which are customarily paid by the Company and which have become due on or prior to the date hereof, have been paid or will be paid or accrued on the Company's financial statements prior to the date hereof. Neither the Company, nor, to the knowledge of the Company, any other person or entity, has engaged in any transaction or conduct in respect of any Employee Benefit Plan that could reasonably be expected to cause the Company or, following the Closing, Petopia or Petopia Sub, to be subject to liability under or pursuant to the Code, ERISA or other applicable law.

          (b) Neither any Employee Benefit Plan fiduciary nor any Employee Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code) for which a valid exemption is not available. Neither the Company nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing to an Employee Benefit Plan, as required by the terms of any Employee Benefit Plan, or collective bargaining agreement or ERISA or any other applicable law. Full payment has been made or such amount has been accrued on the Company's financial statements of all amounts which the Company or any ERISA Affiliate is required or committed to pay to each of the Employee Benefit Plans as of the date hereof;

          (c) True and complete copies of each Employee Benefit Plan, related trust agreements, insurance contracts, annuity contracts or other funding vehicles, determination letters, summary plan descriptions, service provider agreements, surety bonds, indemnification agreements and annual reports on Form 5500, Form 990 financial statements and actuarial reports for the most recent five Plan years, have been furnished to Petopia and its counsel. With respect to each Employee Benefit Plan, the Disclosure Statement sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies;

          (d) Neither the Company nor any ERISA Affiliate has ever maintained or contributed to (or been obligated to contribute to) (i) any Multi-Employer Plan,
(ii) any multiple
employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or (iii) any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. None of the Employee Benefit Plans intended to qualify under Section 401(a) of the Code is a "top-heavy" plan, as defined in Section 416 of the Code as of its most recent determination date;

          (e) There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitration asserted or instituted against any Employee Benefit Plan, or fiduciaries thereof, by any employee or beneficiary covered under any Employee Benefit Plan or otherwise involving any Employee Benefit Plan (other than routine claims for benefits), and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations; and

          (f) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law). The consummation of the transaction contemplated by this Agreement (either alone or together with any other transaction or event) will not (i) entitle any current or former officer, employee, agent, director or independent contractor of the Company or any ERISA Affiliate to any bonus, severance or other benefit, or otherwise increase the amount of compensation due such individual, (ii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (iii) require the Company to transfer or set aside any assets to fund or otherwise provide for any benefits for any such individual.

    4.25. Labor Matters.  Except for events that occur after the date hereof
          -------------
which are disclosed in writing by the Company to Petopia, (a) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company and during the past three years, there has not been any such action; (b) there are no union claims to represent the employees of the Company; (c) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (d) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company, nor to the knowledge of the Company does any question concerning representation exist with respect to such employees; (e) to the knowledge of the Company, the Company is, and has at all times been, in material compliance with all applicable employment laws and practices, including, without limitation, any such laws relating to employment discrimination, occupational safety and health and unfair labor practices; (f) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or, to the knowledge of the Company, any charges or complaints, or facts which could reasonably give rise to a charge or complaint, pending or threatened with any Governmental Entity who has jurisdiction over unlawful employment practices; (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure pending relating to the Company; (h) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date of this Agreement or amounts required to be reimbursed to such employees; (i) upon termination of the employment of any of the employees of the Company after the Closing, the Surviving Corporation will not be liable to any of its employees for severance pay, except as otherwise required by federal law; (j) the employment of each of the Company's' employees is terminable at will without cost to the Company except for payments disclosed on the Disclosure Statement or required under the Employee Benefit Plans and payment of accrued salaries or wages and vacation pay; (k) no employee or former employee of the Company has any right to be rehired by the Company prior to the Company's' hiring a person not previously employed by the Company; and (l) the Disclosure Statement contains a true and complete list of all employees who are employed by the Company as of the date hereof, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Employee Benefit Plans), dates of employment and positions. The Company does not owe any past or present employee any sum in excess of $5,000 individually or $10,000 in the aggregate other than for accrued wages or salaries for the current payroll period, and amounts payable under the Employee Benefit Plans. No employee owes any sum to the Company in excess of $5,000, and all employees together do not owe the Company in excess of $10,000.

     4.26.  Environmental Matters.
            ---------------------

            (a) The Company and its assets and businesses are in substantial compliance with and have no material obligations under all Environmental Laws applicable to them. The Company has delivered to Petopia copies of all environmental reports with respect to the Leased Premises in its possession (other than reports prepared by or on behalf of Petopia) which were conducted during the last five years.

            (b)   For the purposes of this Agreement: "Environmental Laws" means
                                                       ------------------
all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards applicable to the Company, and the common law, which pertain to environmental matters or contamination of any type whatsoever or the health and safety of employees.

     4.27.  Interim Conduct of Business.  Except as otherwise contemplated by
            ---------------------------
this Agreement, since November 30, 1999, the Company has not:

            (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except for sales of Inventory and cash applied in the payment of the Company's liabilities in the usual and ordinary course of business in accordance with the Company's past practices;

            (b) written off any asset which has a net book value which exceeds $15,000 individually or $30,000 in the aggregate in value, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property or portion of Inventory (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (c) waived any right arising out of the conduct of, or with respect to, its business which is material to the Company;

          (d) made (or committed to make) capital expenditures in an amount which exceeds $15,000 for any item or $30,000 in the aggregate;

          (e)  made any change in accounting methods or principles;

          (f) borrowed any money or issued any bonds, debentures, notes or other corporate securities (other than equity securities), including without limitation, those evidencing borrowed money;

          (g) entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party (as defined herein) (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company);

          (h) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

          (i) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

          (j) paid or incurred any management or consulting fees, or engaged any consultants, except in the ordinary course of business;

          (k) hired any employee who has an annual salary in excess of $35,000, or employees with aggregate annual salaries or wages in excess of $70,000;

          (l) terminated any employee having an annual salary or wages in excess of $35,000 or employees with aggregate annual salaries or wages in excess of $70,000;

          (m)  adopted any new Employee Benefit Plan;

          (n)  issued or sold any securities of any class;

          (o) discharged any liability except in the usual and ordinary course of business in accordance with past practices, or prepaid any liability;

          (p) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class; or

          (q) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices which are material to the Company.

          4.28.  Affiliated Transactions.  As of the date hereof, the Company is
                 -----------------------
not a party to any transaction (other than employee compensation and other ordinary incidents of employment) with a Related Party. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing, all amounts due and owing to or from the Company by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full. Except for the ownership of securities representing less than a 2% equity interest in various publicly traded companies, neither the Company nor to the Company's knowledge, any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which relates to the catalog or on-line sales of pet products.

          4.29.  Significant Suppliers and Employees.  The Disclosure Statement
                 -----------------------------------
sets forth an accurate list of the Company's Significant Suppliers (as defined herein) and Significant Employees (as defined herein). The Company has no knowledge of any intention or indication of intention by a Significant Supplier to terminate its business relationship with the Company or to limit or alter its business relationship with the Company in any material respect; or a Significant Employee intends to terminate his employment with the Company. As used herein, "Significant Supplier" means any supplier of the Company from whom the Company
 --------------------
has purchased $50,000 or more of goods during the most recent fiscal year end or from such time until the date hereof, for use in the Company's business and "Significant Employee" means the Chief Executive Officer, the President, any Vice President, or any Director.

          4.30.  Material Adverse Change.  Since November 30, 1999, the Company
                 -----------------------
has not suffered or been threatened with (and the Company has no knowledge of any facts which could reasonably cause or result in) any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company.

          4.31.  Bribes.  Neither the Company nor, to the Company's knowledge,
                 ------
any of its officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company or its business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

          4.32.  Absence of Indemnifiable Claims, etc.  There are no pending
                 ------------------------------------
claims and, to the knowledge of the Company, no facts that would reasonably entitle any director, officer or employee of the Company to indemnification by the Company under applicable law, the Certificate of Incorporation or By-laws of the Company or any insurance policy maintained by the Company.

          4.33.  No Undisclosed Liabilities.  There are no liabilities or
                 --------------------------
obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of the Company in excess of $10,000 other than (i) liabilities disclosed or provided for in the Company Interim Financial Statements; (ii) liabilities which, individually or in the aggregate, are not material to the Company; (iii) liabilities under this Agreement (or contemplated hereby) or disclosed in the Disclosure Statement; and (iv) liabilities incurred since the date of the Company Interim Financial Statements in the ordinary course of business and consistent with past practices.

          4.34.  No Brokers.  The Company has not entered into any contract,
                 ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or Petopia, Petopia Sub or their respective Subsidiaries, if any, to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          4.35.  Tax Reorganization.  The Company has not taken or failed to
                 ------------------
take any action which would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

          4.36.  Takeover Statutes.  No "fair price", "moratorium", "control
                 -----------------
share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

                                  ARTICLE V.

                                   COVENANTS

          5.1.   Alternative Proposals.  Prior to the Effective Time, the
                 ---------------------
Company agrees that, neither it shall, nor any of its employees, directors, representatives, affiliates or advisors (including, without limitation, legal, accounting, financial and investment banking advisors) will (i) initiate, solicit, encourage or take any other action to facilitate, directly or indirectly, any inquiries or the making or implementation of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Alternative Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal, (ii) that it will immediately terminate any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing, provided,
                                                                      --------
however, that the Company shall not initiate communications (whether orally or
-------
in writing) in any manner with Pets.com prior to the Effective Time, and (iii) that it will notify Petopia immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Notwithstanding the foregoing, if the Company or any of its employees or agents receives an unsolicited call or written information from any person (including Pets.com) relating to an Alternative Proposal, the Company and/or its employees shall be entitled to inform such person that they are unable to talk to them at this time. As used herein, the term "Alternative Proposal" means
                                     --------------------

(i) a merger, consolidation or other business combination with the Company, or any agreement or letter of intent or understanding relating to any such transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition involving a substantial part of the Company's assets, or any agreement or letter of intent or understanding relating to such transaction,
(iii) the acquisition by any person of 25% or more of the outstanding capital stock or capital stock equivalents of the Company, or (iv) any reclassification of securities or recapitalization of the Company or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security (including securities convertible into equity securities) of the Company that is owned by any person, or any agreement or letter of intent or understanding relating to such transaction.

          5.2.   Interim Operations.
                 ------------------

                 (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Disclosure Statement, unless Petopia has consented in writing thereto (which consent shall not be unreasonably withheld), the Company:

                       (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                       (ii) To the extent consistent with its business, shall use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                       (iii) Shall not amend its Certificate of Incorporation or By-Laws or comparable governing instruments;

                       (iv) Shall promptly notify Petopia of any material emergency or other Company Material Adverse Effect, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any representation or warranty contained herein;

                       (v) Shall not (A) except for the exercise of warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice, but in any event, not in excess of 5% per annum per employee; (D) grant any severance or termination package to any employee or consultant, except to the extent consistent with past practices; (E) hire any new employee who shall have, or terminate the employment of any employee who has, an annual salary in excess of $35,000; or (F) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan), or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by law;

                       (vi) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

                       (vii) Shall not enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, license agreement (including any license of Intellectual Property), partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a material portion of assets or capital stock;

                       (viii) Shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others other than (i) in the ordinary course of its business consistent with past practices, but in no event in an amount exceeding $5,000 individually or $15,000 in the aggregate (other than normal expenditures for the purchase of raw materials or other supplies) or (ii) pursuant to the Company's line of credit with Clifcor Capital LLC in the ordinary course of business consistent with past practices;

                       (ix) Shall not make any loans, advances or capital contributions to, or investments in, any other Person;

                       (x) Except as described in the Disclosure Statement, shall not make or commit to made any capital expenditures in excess of $5,000 individually or $15,000 in the aggregate;

                       (xi) Shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Related Party of the Company or enter into any transaction with any Related Party of the Company (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company and repayments of amounts drawn under the Company's line of credit with Clifcor Capital LLC);

                       (xii) Shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

                       (xiii) Shall not grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except Liens for taxes not currently due; and

                       (xiv) Shall use reasonable efforts to maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

          5.3.   Stockholder Approvals
                 ---------------------

                 (a) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to solicit written consents from the Holders to approve the Merger and the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of its Holders required by Delaware Law to effect the Merger.

                 (b) Petopia will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to solicit written consents from its stockholders to approve the Fifth Restated Certificate and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to effect the transactions contemplated hereby. Additionally, Petopia will take all action necessary in accordance with the terms of the Prior Rights Agreement, the Prior Co-Sale Agreement, and the Prior Voting Agreement to solicit the approval of the parties thereto for an amendment and restatement of such agreements in the form of the Rights Agreement, the Co-Sale Agreement and the Voting Agreement, respectively.

          5.4.   Filings; Other Action.  Subject to the terms and conditions
                 ---------------------
herein provided, the Company and Petopia shall: (a) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use commercially reasonable efforts to obtain all consents under or with respect to, any contract, lease, agreement, purchase order, sales order or other instrument, permit or Environmental Permit, where the consummation of the transactions contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent; and (c) take, or cause to be taken, all other commercially reasonable actions as are reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further commercially reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Petopia and the Surviving Corporation shall take all such necessary action.

          5.5.   Inspection of Records.  From the date hereof to the Effective
                 ---------------------
Time, the Company shall (a) allow all designated officers, attorneys, accountants and other representatives of Petopia reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company; (b) furnish to Petopia, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with Petopia and its investigation of the business of the Company. From the date hereof to the Effective Time, Petopia shall (a) furnish to the Company, its counsel, financial advisors, auditors and other authorized representative such financial and operating data and other information as such persons may reasonably request, and (b) instruct the officers, counsel and financial advisors of Petopia to cooperate with the Company in its investigation of the business of Petopia or its Subsidiaries. All information disclosed by the Company to Petopia and its representatives or by Petopia to the Company and its representatives shall be subject to the terms of that certain Confidentiality and Non-Disclosure Agreement (the "Confidentiality
                                                                ---------------
Agreement") dated as of November 13, 1999 between Petopia and the Company;
---------
provided, however, the Confidentiality Agreement is hereby modified to dispense with its requirements that (i) all disclosed documents and other materials be marked "confidential" and (ii) notices be delivered (within 30 days of disclosure) to the party receiving information that has been disclosed orally or otherwise regarding the confidential nature of such information.

          5.6.   Publicity.  None of the Company, Petopia nor Petopia Sub shall
                 ---------
make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its legal counsel, is obligated to make pursuant to applicable law, in which case, the party desiring to make the disclosure shall consult with the other parties hereto prior to making such disclosure or announcement.

          5.7.   Further Action.  Each party hereto shall, subject to the
                 --------------
fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

          5.8.   Expenses.  (a) Whether or not the Merger is consummated, and
                 --------
except as otherwise provided herein, Petopia and the Company shall each be solely responsible for any and all of their respective costs, fees and expenses, including, without limitation, expenses of legal counsel, environmental consultants, brokers, accountants, and other advisors, incurred at any time in connection with pursuing or consummating the transactions contemplated hereby, provided, however, that, if the Company's out of pocket costs and expenses
--------  -------
related to the transaction exceed $50,000 in the aggregate (not including up to $50,000 in costs and expenses related to the Company's financial audit), such excess shall reduce Petopia's indebtedness under the Promissory Note.

          5.9.   Tax Treatment of Merger.  From and after the date hereof and
                 -----------------------
until the Effective Time, neither Petopia nor the Company nor Petopia's Subsidiaries or any of their respective affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. After the Effective Time, Petopia shall not take or fail to take (and shall cause the Surviving Corporation not to take or fail to take) any action that is reasonably likely to jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          5.10.  Payment of Company Line of Credit.  Petopia shall refinance the
                 ---------------------------------
Working Capital Credit and Security Agreement and Revolving Promissory Note, both dated September 13, 1999 by and between the Company and Clifcor Capital LLC; the First Amendment to the Working Capital Credit and Security Agreement and Revolving Promissory Note, both dated November 3,

1999 by and between the Company and Clifcor Capital LLC; and the Security Agreement and Revolving Promissory Note, both dated November 18, 1999 by and between the Company, on the one hand, and Robert Ian Chaplin and Scott Galloway, on the other, and the corresponding Notes (collectively, the "LOC") not more
                                                              ---
than forty-five (45) days after the Closing.

          5.11.  Company Indemnification Obligations.  Petopia shall honor or
                 -----------------------------------
cause to be honored all obligations of the Company in respect of the indemnification of any director or officer of the Company that are listed on the Disclosure Statement.

          5.12.  Option Grants.  Subject to the approval of the Board of
                 -------------
Directors of Petopia, within thirty (30) days after the Effective Time, Petopia shall grant options to purchase shares of Petopia Common Stock to the individuals and in the amounts set forth on Exhibit J attached hereto. To the maximum permissible extent, such options will be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price per share will be equal to the fair market value of a share of Petopia Common Stock on the date the option is granted or on the first day of employment of each person listed on Exhibit J, whichever is later and shall be exercisable for a period of ten (10) years from the date of grant. Any option will be subject to the terms and conditions applicable to options granted under Petopia's 1999 Stock Plan, as described in that Plan and the applicable stock option agreement. The options shall vest: twenty-five percent (25%) on the date of grant and seventy-five percent (75%) on the earlier of (a) one year from the Effective Time; provided that the employee or service provider is on such date an employee or service provider of the Company; or (b) the date that such employee or service provider is terminated for any reason other than cause. Termination for other than Cause shall mean any termination occurring for reasons other than: (a) optionee dies; (b) optionee becomes disabled; or (c) optionee: (1) has been convicted of a crime involving fraud, theft, embezzlement or similar criminal conduct or moral turpitude; (2) has failed or refused to follow policies or directives established by the management of the Company; (3) has committed acts amounting to gross negligence or willful misconduct to the detriment of the Company; or (4) has breached any of the material terms and provisions of his or her employment and/or consulting agreement.

                                  ARTICLE VI.

                                  CONDITIONS

          6.1.   Conditions to Each Party's Obligation to Effect the Merger.
                 ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 8.6 hereof):

                 (a) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement shall have been issued and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                 (b) The Fifth Restated Certificate of Petopia shall have been approved by the stockholders of Petopia in accordance with Delaware law and Petopia's current Certificate of Incorporation, as amended and restated, and By-Laws;

                 (c) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time, but only to the extent that the failure to obtain such consents, authorizations, orders and approvals (or filings or registrations) would have a Petopia Material Adverse Effect or a Company Material Adverse Effect.

                 (d) Petopia, the Holders and the Escrow Agent shall have entered into the Escrow Agreement.

                 (e) This Agreement and the Merger and other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Holders.

                 (f) The parties thereto shall have agreed to amend and restate the Prior Rights Agreement, the Prior Co-Sale Agreement, and the Prior Voting Agreement in the form of the Rights Agreement, the Co-Sale Agreement and the Voting Agreement, respectively, and the Stockholders shall have executed and delivered signature pages thereto.

          6.2.   Conditions to Obligation of the Company to Effect the Merger.
                 ------------------------------------------------------------
The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by the Company in accordance with the provisions of Section 8.6 hereof):

                 (a) Petopia and Petopia Sub shall have performed, in all material respects, all of their respective agreements contained herein that are required to be performed by Petopia or Petopia Sub on or prior to the Closing Date, and the Company shall have received certificates of executive officers of each of Petopia and Petopia Sub, dated the Closing Date, certifying to such effect.

                 (b) The representations and warranties of Petopia and Petopia Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing (except for representations and warranties made as of a particular date, which shall be true as of such date) in all material respects, and the Company shall have received certificates of executive officers of each of Petopia and Petopia Sub, dated the Closing Date, certifying to such effect.

                 (c) The Company shall have received from Petopia certified copies of the resolutions of Petopia's and Petopia Sub's Boards of Directors and stockholders approving and adopting this Agreement, the Petopia Ancillary Documents, the Fifth Restated Certificate and the transactions contemplated hereby and thereby.

                 (d) The Company shall have received the opinion of Perkins Coie LLP as to substantially the same matters as set forth in Exhibit M,
                                                              ---------
subject to customary qualifications, exceptions and limitations.

                 (e) From the date of this Agreement through the Effective Time, there shall not have occurred any event that would have or would be reasonably likely to have a material adverse effect in the financial condition, business, operations or prospects of Petopia and its Subsidiaries, taken as a whole.

                 (f) Petopia and Petopia Sub shall have executed and delivered such other customary corporate deliverables as the Company shall reasonably request.

                 (g) Petopia shall have entered into the Employment Agreements with Howard Koenig and Scott Vertrees in the forms attached hereto as Exhibits K-1 and K-2, respectively.
---     ---

                 (h)   Petopia shall have executed the Promissory Note.

          6.3.   Conditions to Obligation of Petopia and Petopia Sub to Effect
                 -------------------------------------------------------------
the Merger.  The obligations of Petopia and Petopia Sub to effect the Merger
----------
shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by Petopia in accordance with the provisions of Section 8.6 hereof):

                 (a) The Company shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by the Company on or prior to the Closing Date, and Petopia shall have received a certificate of the Chairman or President of the Company, dated the Closing Date, certifying to such effect.

                 (b) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing (except for representations and warranties made as of a particular date, which shall be true as of such date) in all material respects, and Petopia shall have received a certificate of the Chairman or President of the Company, dated the Closing Date, certifying to such effect.

                 (c) Petopia shall have received from the Company certified copies of the resolutions of the Company's Board of Directors and Stockholders approving and adopting this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

                 (d) Petopia shall have received the opinion of Cahill Gordon & Reindel as to the matters set forth in Exhibit M, subject to customary
                                         ---------
qualifications, exceptions and limitations.

                 (e) From the date of this Agreement through the Effective Time, there shall not have occurred any event that would have or would be reasonably likely to have a material adverse effect in the financial condition, business, operations or prospects of the Company.

                 (f) The holders of not more than five percent (5%) of the outstanding Company Capital Stock shall have perfected dissenters' rights under applicable law.

                 (g) The Company shall have received the consents to the assignment of the parties to the agreements listed on Exhibit L hereto.
                                                      ---------

                 (h) Howard Koenig and Scott Vertrees shall have entered into Employment Agreements with Petopia in the forms attached hereto as Exhibits K-1
                                                                   -------- ---
and K-2, respectively.
    ---

                 (i) All beneficial owners of five percent (5%) or more of the Company Capital Stock as of the Effective Time and all employees of the Company who hold any shares of Company Capital Stock shall have executed and delivered to Petopia a Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit N.
          ---------

                 (j) The outstanding balance under the Company's LOC, together with all other outstanding indebtedness (other than debt to be converted into Company Common Stock prior to the Effective Time) not characterized as accounts payable and accrued expenses on the Company's financial statements dated as of the Effective Time prepared in the same manner as the Interim Financial Statements, shall be less than $1.2 million in the aggregate.

                 (k) The Holders shall have executed and delivered an intercreditor agreement in the form requested by Greyrock Capital (the "Senior
                                                                        ------
Secured Creditor"), pursuant to which the Holders' security interest in the
---------------
assets of Petopia with respect to the obligations of Petopia under the Promissory Note shall be subordinated to the security interest of the Senior Secured Creditor.

                 (l) The Company shall have delivered to Petopia audited financial statements for the fiscal years ended June 27, 1998 and June 26, 1999 (the "Audited Statements").
      ------------------

                 (m) All outstanding indebtedness of the Company that is convertible into shares of Company Common Stock (including $610,000 owed to Clifcor Capital LLC and $210,000 owed to certain founders of the Company, but excluding the LOC, which right to convert shall have been waived) shall have been so converted.

                 (n) Any Common Stock Purchase Warrants that will remain outstanding after the Effective Time shall have been properly legended to provide that such Common Stock Purchase Warrants are subject to the terms and conditions of the Escrow Agreement.

                 (o) The parties to that certain Stockholder Agreement dated as of August 26, 1999 shall have waived their rights to the acceleration of vesting of the shares of Company Common Stock owned by them upon the consummation of the Merger.

                 (p) The relevant provisions of the LOC shall have been amended to (a) terminate all rights to convert the outstanding indebtedness thereunder into capital stock of the Company; (b) extend the payment date until at least forty-five days after the Effective Time; (c) waive the event of default and acceleration provisions of the LOC which occurs upon the consummation of the transactions contemplated by this Agreement; and (d) waive all past defaults prior to the Effective Time.

          (q) The Contribution Agreement dated July 2, 1999 and the Agreement dated October 8, 1999 between Clifcor Capital LLC and Robert Ian Chaplin, Scott Galloway, Geoffrey Hale, Jason Stavers, Doug Bertozzi, Connie Hallquist, Lee Lodes, Jarom Smith, Pete Baltaxe, Jamie Cheng, Clifford Lindsay and Jawad Mohammed shall have terminated and all rights thereunder shall have been waived by the parties thereto, including, without limitation, the rights contained in a letter dated December 21, 1999 from William Rauhauser and Ann Counts to the Company.

          (r) The exclusivity provisions contained in that certain Service Agreement dated as of August 9, 1999 between the Company and Distribution Associates, Inc. shall have been waived.

          (s) The Shareholders Agreement dated as of July 2, 1999 (as amended) shall have been terminated, the transfer restrictions contained therein shall have been waived and all necessary consents to the transactions contemplated by this Agreement contained therein shall have been obtained.

          (t) Termination of (a) all management agreements between the Company and third parties; and (b) the employment agreement between the Company and William Rauhauser, including a waiver and release of all prior claims.

          (u) The Company shall have executed and delivered such other customary corporate deliverables as Petopia shall reasonably request.


                                 ARTICLE VII.

                                INDEMNIFICATION

          7.1. General. From and after the Closing, the parties shall indemnify
               -------
each other as provided in this Article VII. For the purposes of this Article VII, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing (except for representations and warranties made as of a particular date, which shall be deemed to have been remade as of such date); provided, however, that the Petopia Disclosure Statement and the
       --------  -------
Disclosure Statement may be updated at the Closing by Petopia or the Company, as the case may be, and no indemnity shall be provided hereunder with respect to the matters set forth therein. No disclosure contained in the updated Petopia Disclosure Statement or the updated Disclosure Statement, as the case may be, shall be deemed a waiver of Petopia's or the Company's representations and warranties made on the date hereof with respect to the conditions to closing set forth in Sections 6.2(b) and 6.3(b) hereof.

          7.2. Certain Definitions.  As used in this Article VII, the following
               -------------------
terms shall have the indicated meanings:

               (a)  "Damages" shall mean all liabilities, assessments, levies,
                     -------
losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals, but including any insurance proceeds actually received, actually sustained or incurred by an Indemnified Party in connection with the defense or investigation of any claim (after giving effect to any insurance proceeds actually received by an Indemnified Party).

               (b)  "Indemnified Party" shall mean a party hereto who is
                     -----------------
entitled to indemnification from another party hereto pursuant to this Article VII.

               (c)  "Indemnifying Party" shall mean a party hereto who is
                     ------------------
required to provide indemnification under this Article VII to another party hereto.

               (d)  "Third Party Claims" shall mean any claims for Damages
                     ------------------
which are asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

          7.3. The Holders Indemnification Obligations. Each of the Holders
               ---------------------------------------
shall indemnify, save and keep Petopia, Petopia Sub, the Surviving Corporation, each of their respective Subsidiaries and their respective successors and permitted assigns (each a "Petopia Indemnitee" and collectively the "Petopia
                           ------------------                        -------
Indemnitees") harmless against and from all Damages sustained or incurred by any
-----------
Petopia Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by the Company to Petopia as of the Closing (except for representations and warranties made as of a particular date, which shall be deemed to have been made as of such date) in this Agreement or in the Escrow Agreement or made by any Holder in the Rep. Letter; and (b) any breach by the Company or the Majority in Interest of the Holders of, or failure of the Company or the Majority in Interest of the Holders to comply with, any of the covenants or obligations under this Agreement, the Escrow Agreement or the Rep. Letter to be performed by the Company or such Holders (including without limitation the Holders obligations under this Article VII).

          7.4. Petopia's Indemnification Obligations. Petopia shall indemnify,
               -------------------------------------
save and keep the Holders and their respective successors and permitted assigns (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"), forever
         -----------------                        ------------------
harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by Petopia or Petopia Sub to the Company as of the Closing (except for representations and warranties made as of a particular date, which shall be deemed to have been made as of such date) herein; and (b) any breach by Petopia or Petopia Sub of, or failure by Petopia or Petopia Sub to comply with, any of the covenants or obligations under this Agreement or the Escrow Agreement to be performed by Petopia or Petopia Sub (including without limitation Petopia or Petopia Sub's obligations under this Article VII).

          7.5. Limitation on Indemnification Obligations.
               -----------------------------------------

               (a) All representations, warranties, covenants and obligations contained in this Agreement, the Escrow Agreement and the Rep. Letter shall survive the Closing for a period of six (6) months from the Effective Time; provided, however, that the representations and warranties set forth in Section 4.2 of this Agreement,
Section 1.4 of the Escrow Agreement and Sections 1(d) and 1(f) of the Rep. Letter shall survive the Closing for a period of eighteen (18) months from the Effective Time (the "Survival Period"). A claim by a Petopia Indemnitee or a
                     ---------------
Seller Indemnitee for indemnification under this Article VII for Damages incurred during the Survival Period must be asserted within the Survival Period.

               (b)  Notwithstanding anything to the contrary contained herein,
(i) the Petopia Indemnitees shall not be entitled to indemnification pursuant to
Section 7.3 hereof for individual claims for indemnification under $1,000 and shall only be entitled to indemnification pursuant to Section 7.3 hereof once the Petopia Indemnitees' aggregate claims for indemnification exceed $200,000, but after such claims exceed such amount, the Petopia Indemnitees shall be entitled to seek indemnification for all indemnification claims from the first dollar of Damages above $1,000; and (ii) the indemnification obligations of the Holders pursuant to Section 7.3 hereof (other than a Claim relating to a breach of Section 4.2 of this Agreement, Section 1.4 of the Escrow Agreement or Sections 1(d) and 1(f) of the Rep. Letter, which claims shall be subject to the limitations contained in the Escrow Agreement) shall be limited to the amount deposited by the Holders into the Escrow and the Petopia Indemnitees shall not be entitled to pursue any claims for indemnification against the Holders directly or personally (except for Claims relating to a breach of Section 4.2 of this Agreement, Section 1.4 of the Escrow Agreement or Sections 1(d) and 1(f) of the Rep. Letter) and the sole recourse of the Petopia Indemnitees shall be to make claims against the Escrow in accordance with the terms of the Escrow Agreement (except for Claims relating to a breach of Section 4.2 of this Agreement, Section 1.4 of the Escrow Agreement or Sections 1(d) and 1(f) of the Rep. Letter).

               (c)  Notwithstanding anything to the contrary contained herein,
(i) the Seller Indemnitees shall not be entitled to indemnification pursuant to
Section 7.4 hereof for individual claims for indemnification under $1,000 and shall only be entitled to indemnification pursuant to Section 7.4 hereof once the Seller Indemnitees' aggregate claims for indemnification exceed $200,000, but after such claims exceed such amount, the Seller Indemnitees shall be entitled to seek indemnification for all indemnification claims from the first dollar of Damages above $1,000; and (ii) the indemnification obligations of Petopia pursuant to Section 7.4 hereof shall be limited to an amount equal to $1,000,000 in the aggregate.

          7.6. Cooperation. Subject to the provisions of Section 7.8, the
               -----------
Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim and the party undertaking the defense of any Third Party Claim, if not the Indemnifying Party, shall give consideration to the recommendations of the Indemnifying Party.

          7.7. Subrogation. The Indemnifying Party shall not be entitled to
               -----------
require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

          7.8. Indemnification Claims Procedures.
               ---------------------------------

               (a) Promptly following the receipt of notice by the Petopia Indemnitees of a Third Party Claim which the Petopia Indemnitees believe may result in a demand against the Escrow, Petopia shall notify the Stockholders of such claim in accordance with the provisions of the Escrow Agreement. Promptly following the receipt of notice by the Stockholder Indemnitees of a Third Party Claim which the Stockholder Indemnitees believe may result in a demand for indemnification pursuant to Section 7.4 hereof, the Stockholders shall notify Petopia of such claim. The party receiving the notice of the Third Party Claim shall notify the other party hereto of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is substantially prejudiced as a result of the failure to give such notice. Within fifteen (15) business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to control the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing without qualification its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend the Third Party Claim or fails to pursue such Third Party Claim diligently, the Indemnified Party shall have the right to undertake, conduct and control the defense of such Third Party Claim through counsel of its own choosing; provided that where the Indemnified Party is the Company, Petopia shall reimburse the Company for any expenses arising out of such defense in cash or Petopia Series E Preferred Stock. The party that litigates or contests the Third Party Claim shall keep the other party fully advised of the progress and disposition of such claim.

               (b) In the event the Indemnifying Party elects not to undertake the defense of the Third Party Claim or fails to pursue diligently the defense of such a claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that a final determination has been made that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for all amounts paid to settle such claim or all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Article VII. Notwithstanding the foregoing, no settlement of any Third Party Claim without the prior written consent of the Indemnifying Party shall be determinative of the validity of any claim that the Indemnified Party is entitled to indemnification hereunder.

               (c) No Third Party Claim will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement, all in accordance with the terms of this Article VII, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to recover from the Indemnified Party any additional expenses incurred by such Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.

          7.9. Majority of Stockholders.
               ------------------------

               (a) A Majority in Interest of the Holders, for and on behalf of the Holders, shall have the power to take any and all actions required to be taken by the Holders pursuant to this Agreement or the Escrow Agreement, including, without limitation, the power to give and receive notices and communications, to enter into and perform the Escrow Agreement, to make claims for indemnification against Petopia, to authorize delivery to Petopia of Petopia Series E Preferred Stock or other property from Escrow in satisfaction of claims by Petopia, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary appropriate or in the judgment of a Majority in Interest of the Holders for the accomplishment of the foregoing. Effective upon the approval of this Agreement by the Stockholders, the Holders individually shall have no power or authority to take any actions against Petopia or otherwise pursuant to this Agreement or the Escrow Agreement, and all actions of the Holders, whether pursuant to this Agreement or the Escrow Agreement, must be taken solely by a Majority in Interest of the Holders.

               (b) Petopia shall have no liability of any kind to any Holder as a result of or arising out of any action taken or not taken by a Majority in Interest of the Holders at any time under this Agreement or the Escrow Agreement and each Holder hereby releases Petopia from any such liability. Petopia may conclusively rely, without any obligation of investigation or inquiry of any kind, on any action taken by a Majority in Interest of the holders as having been fully authorized and approved by all necessary action by each Holder (except such Holders, if any, as shall have perfected their dissenter rights under applicable law).


                                 ARTICLE VIII.

                                  TERMINATION

          8.1. Termination by Mutual Consent.  This Agreement may be terminated
               -----------------------------
and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of Petopia and the Company.


          8.2. Termination by Either Petopia or the Company. This Agreement may
               --------------------------------------------
be terminated and the Merger may be abandoned by action of the Board of Directors of either Petopia or the Company if (a) the Merger shall not have been consummated on or prior to the later of January 17, 2000 or five business days after the Company shall have delivered the Audited

Statements to Petopia, but in no event later than January 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.2(a) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; (b) the approval of the Stockholders shall not have been obtained; provided, however, that the Company shall not have the right
                    --------  -------
to terminate this Agreement under this Section 8.2(b) if the Company caused (directly or indirectly) or aided in the failure to obtain such approval; or (c) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) compelling Petopia, Petopia Sub or the Surviving Corporation to dispose of or hold separate all or a material portion of the respective businesses or assets of Petopia, the Company or Petopia's Subsidiaries, and such order, decree, ruling or other action shall have become final and non-appealable.

          8.3. Termination by the Company. This Agreement may be terminated and
               --------------------------
the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, if there has been a material breach by Petopia or Petopia Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Petopia, which breach is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Company to Petopia.

          8.4. Termination by Petopia. This Agreement may be terminated and the
               ----------------------
Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Petopia, if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Petopia to the Company.

          8.5. Effect of Termination and Abandonment. In the event of
               -------------------------------------
termination of this Agreement and the abandonment of the Merger pursuant to this
Article 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Sections 5.6 and 5.8 hereof and pursuant to the Confidentiality Agreement (as amended by Section 5.5 hereof), which obligations shall survive the termination of this Agreement.

          8.6. Extension; Waiver. At any time prior to the Effective Time, any
               -----------------
party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.

                              GENERAL PROVISIONS

          9.1. Notices.  All notices required or permitted to be given hereunder
               -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile (with electronic confirmation of receipt), or by nationally recognized private carrier shall be deemed given on the day following receipt. All notices shall be addressed as follows:

If to Petopia or Petopia Sub:           If to the Company or the Holders:

Petopia.com, Inc.                       Clifcor Capital, LLC
1200 Folsom Street                      2890 Pio Pico Drive, Suite 201
San Francisco, CA 94103                 Carlsbad, CA 92008
Attn: Andrea Reisman                    Attn: Howard Koenig
Fax: (415) 503-2710                     Fax: (760) 730-9695

With copies to:                         With copies to:

Perkins Coie LLP                        Cahill Gordon & Reindel
135 Commonwealth Drive, Suite 250       80 Pine Street
Menlo Park, CA 94025                    New York, NY 10005
Attn: Mark Albert                       Attn: Gerald S.Tanenbaum
Fax: (650) 752-6050                     Fax: (212) 269-5420

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          9.2. Assignment, Binding Effect. Neither this Agreement nor any of
               --------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.4, 1.5, 1.6, 1.7, 1.8, 2.3 and 2.4, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.3. Entire Agreement. This Agreement, the Disclosure Statement, the
               ----------------
Petopia Disclosure Statement, the Confidentiality Agreement (as amended by
Section 5.5 hereof), the Ancillary Documents, the Petopia Ancillary Agreements, and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto (specifically including, but not limited to, the letter of intent dated December 9, 1999). No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          9.4.   Amendment. This Agreement may be amended by the parties hereto,
                 ---------
by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the Stockholders, but after any such Stockholder approval, no amendment shall be made which by law requires the further approval of Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.5.  Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          9.6.  Counterparts. This Agreement may be executed by the parties
                ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          9.7.  Headings. Headings of the Articles and Sections of this
                --------
Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

          9.8.  Interpretation. In this Agreement, unless the context otherwise
                --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          9.9.  Waivers. Except as provided in this Agreement, no action taken
                -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          9.10. Incorporation. The Disclosure Statement and the Petopia
                -------------
Disclosure Statement, as each may be updated, are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          9.11. Severability. Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.12.  Enforcement of Agreement. The parties hereto agree that
                 ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.
                                   PETOPIA.COM, INC.,
                                   a Delaware corporation


                                   By:       /s/ Andrea Reisman
                                      -------------------------------------
                                      Name:  Andrea Reisman, CEO


                                   ICOD ACQUISITION CORP.,
                                   a Delaware corporation


                                   By:       /s/ Andrea Reisman
                                      -------------------------------------
                                      Name:  Andrea Reisman, CEO


                                   C/R CATALOG CORP.
                                   (d/b/a In the Company of Dogs),
                                   a Delaware corporation


                                   By:       /s/ Scott Vertrees
                                      -------------------------------------
                                      Name:  Scott Vertrees, President